UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8000 Innovation Parkway, Baton Rouge, LA 70820

(Address of Principal Executive Office) (Zip Code)

919-518-3748

(Registrant’s telephone number, including area code)

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2022, holders of outstanding promissory notes (the “Notes”) issued by Adhera Therapeutics, Inc. (the “Company”) representing a majority of the outstanding principal and accrued interest of the Notes (the “Holders”), agreed to amend the Notes to make them automatically convertible into units consisting of a new series of convertible preferred stock (the “Preferred Stock”) and warrants (the “Warrants”) upon an uplisting financing transaction in which the Company’s common stock is listed on The Nasdaq Capital Market or the NYSE American (the “Uplisting Transaction”), in exchange for the Holders agreeing to forbear repayment of their Notes and accrued interest until the Uplisting Transaction has been completed.

The terms for the amendment of the Notes include no less than the following:

●	The Notes will automatically convert upon the Uplisting Transaction into the Preferred Stock at 90% of the public offering price;
●	In addition, each Holder will receive 0.3 Warrants for every $1.00 of principal on the Holder’s original Note;
●	The shares of Preferred Stock will be subject to a six-month lock-up period from date of issuance; and
●	The Company has agreed to register the Holders’ sale of the shares of common stock issuable upon conversion of the Preferred Stock and upon the exercise of the Warrants such that those shares will be freely tradeable following the Uplisting Transaction and expiration of the lock-up period.

The shares of the Preferred Stock will be entitled to vote on an as-converted-to-common basis together with the Company’s common stock. The shares of the Preferred Stock will automatically convert into shares of common stock upon expiration of the lock-up period at the conversion price of a percentage of a 30-day VWAP of common stock.

The Warrants will have an exercise price of $0.80, subject to adjustments for splits and similar events, and expire on November 11, 2027.

The Company also agreed to provide the Holders the right to participate in both a bridge and the Uplist Transaction, up to a 30% of the total investment.

The 12% interest on the Notes, as accrued through the date of conversion, will convert into common stock at the offering price for the Uplisting Transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) approved Mr. Trond Waerness’ re-appointment to the Board. As previously disclosed, Mr. Waerness had resigned from the Board on November 3, 2022 and withdrew his resignation later that day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

Date: November 22, 2022	By:	/s/ Zahed Subhan
	Name:	Zahed Subhan
	Title:	Chief Executive Officer